UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2011
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

500 W. Illinois, Suite 100
Midland, Texas (Address of principal executive offices)	79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On June 7, 2011, Basic Energy Services, Inc. (“Basic”) entered into an amendment to its existing $165.0 million secured revolving credit facility with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Capital One, National Association, as joint lead arrangers and joint book managers, the lenders party thereto and Bank of America, N.A., as administrative agent, that, among other things:
•	permits the consummation of the Maverick acquisition (described below under Item 8.01);

•	permits Basic from time to time to request an increase in the aggregate commitments to an amount up to but not exceeding $300.0 million, with certain limitations and exceptions;

•	permits Basic to incur and issue additional unsecured indebtedness in an aggregate principal amount not to exceed $250.0 million on a single issuance date and any refinancings, refundings, renewals or extensions thereof, with certain limitations and exceptions; and

•	changes restrictions on Basic’s ability to make capital expenditures.
     A copy of the amendment to the revolving credit facility is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.
     On June 2, 2011, Basic announced the signing of a letter of intent (the “Letter of Intent”) to purchase the outstanding equity interests of (i) Maverick Stimulation Company, LLC, (ii) Maverick Coil Tubing Services, LLC, (iii) MCM Holdings, LLC, (iv) Maverick Thru-Tubing, LLC, (v) The Maverick Companies, (vi) Maverick Solutions, LLC and (vii) MSM Leasing, LLC (collectively, “Maverick”). The purchase price for the Maverick acquisition is $180 million, subject to certain working capital adjustments. Pursuant to the Letter of Intent, Basic has agreed to deposit $3.6 million into escrow, which is subject to forfeiture by Basic under specified circumstances, including if Basic elects not to proceed with the transaction for reasons other than “Good Reason” as set forth in the Letter of Intent. The acquisition remains subject to due diligence by Basic, regulatory approvals (including filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and the execution of a definitive purchase and sale agreement, which agreement Basic intends to file with its subsequent quarterly report on Form 10-Q. The Maverick acquisition is expected to close in July 2011.
     A copy of the press release announcing the execution of the Letter of Intent is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.
     For 2011, Basic currently plans to spend approximately $363 million for capital expenditures, including amounts to purchase three drilling rigs and $180 million to fund the Maverick acquisition.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

10.1
Amendment No. 1 to Credit Agreement, dated as of June 7, 2011, by and among Basic as Borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, a swing line lender and l/c issuer.

99.1	Press Release dated June 2, 2011.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: June 7, 2011	By:	/s/ Alan Krenek
		Name:	Alan Krenek
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 1 to Credit Agreement, dated as of June 7, 2011, by and among Basic as Borrower, the lenders party thereto and Bank of America, N.A., as administrative agent, a swing line lender and l/c issuer.

99.1	Press Release dated June 2, 2011.